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                                                                    Exhibit 16.1




Securities and Exchange Commission
450 Fifth Street, NW
Washington D.C. 20549


Dear Sirs:

We have read the second paragraph of the Expert section on page 92 of Amendment No. 1 to Form S-4 filed on Registration Statement Number 333-18859 dated February 6, 1997 of International Home Foods, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                        ARTHUR ANDERSEN LLP


New York, New York
February 5, 1997